Exhibit 5.1

SMITH, ANDERSON, BLOUNT,

DORSETT, MITCHELL & JERNIGAN, L.L.P.

LAWYERS

OFFICES Wells Fargo Capitol Center 150 Fayetteville Street, Suite 2300 Raleigh, North Carolina 27601	August 14, 2024	MAILING ADDRESS P.O. Box 2611 Raleigh, North Carolina 27602-2611
____________		____________ TELEPHONE: (919) 821-1220 FACSIMILE: (919) 821-6800

First Citizens BancShares, Inc.

4300 Six Forks Road

Raleigh, North Carolina 27609

Re:	First Citizens BancShares, Inc. Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to First Citizens BancShares, Inc., a Delaware corporation (the “Company”), in connection with the preparation of an automatic shelf registration statement on Form S-3, including a base prospectus (the “Registration Statement”), to be filed by the Company on the date hereof with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the registration for issue and sale by the Company, from time to time, pursuant to Rule 415 of the General Rules and Regulations of the Commission promulgated under the Act, of an indeterminate amount of (i) shares of common stock of the Company, $1.00 par value per share (“Common Stock”); (ii) shares of one or more series of preferred stock of the Company, $0.01 par value per share (“Preferred Stock”); (iii) depositary shares representing a fraction or multiple of a share of Preferred Stock (“Depositary Shares”), evidenced by depositary receipts (the “Depositary Receipts”) pursuant to a deposit agreement to be entered into between the Company and a depositary to be selected by the Company (the “Deposit Agreement”); (iv) one or more series of subordinated debt securities of the Company (“Subordinated Debt Securities”), each to be issued under the indenture entered into between the Company and U.S. Bank National Association, dated as of March 4, 2020, as such indenture may be amended, supplemented, or otherwise modified from time to time (the “Subordinated Debt Indenture”); (v) one or more series of senior debt securities of the Company (“Senior Debt Securities” and collectively with the Subordinated Debt Securities, “Debt Securities”), each to be issued under an indenture to be entered into between the Company and a trustee to be selected by the Company, in the form attached as Exhibit 4.[6] to the Registration Statement, as such indenture may be amended, supplemented, or otherwise modified from time to time (each a “Senior Debt Indenture”); (vi) warrants to purchase Common Stock, Preferred Stock, Depositary Shares, Debt Securities, or Units (as defined below) (“Warrants”) pursuant to one or more warrant agreements (each, a “Warrant Agreement”); (vii) contracts for the purchase or sale of shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities, or Warrants (“Purchase Contracts”) pursuant to one or more purchase contract agreements (each, a “Purchase Contract Agreement”); and (viii) units comprised of any of the foregoing, in any combination (“Units”). Shares of Common Stock, shares of Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts, and Units are collectively referred to herein as “Securities.” Capitalized terms not defined herein shall have the respective meanings ascribed to them in the Registration Statement. This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K under the Act.

First Citizens BancShares, Inc.

August 14, 2024

We have examined the Registration Statement, the Amended and Restated Certificate of Incorporation of the Company (the “Certificate of Incorporation”), the Amended and Restated Bylaws of the Company (the “Bylaws”), and such other documents and considered such matters of law and fact as we, in our professional judgment, have deemed appropriate to render the opinions contained herein. We call to your attention the fact that as a matter of customary practice, certain assumptions underlying opinions are understood to be implicit. With respect to certain facts, we have considered it appropriate to rely upon certificates or other comparable documents of public officials and officers or other appropriate representatives of the Company, without investigation or analysis of any underlying data contained therein.

In rendering the opinions set forth below, we have assumed the following:

(A) Immediately prior to the issuance of any shares of Common Stock, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Common Stock as is necessary to provide for such issuance.

(B) Immediately prior to the issuance of any shares of Preferred Stock or any Depositary Shares, the Company will have available for issuance, under the Certificate of Incorporation, a sufficient number of authorized but unissued shares of Preferred Stock as is necessary to provide for such issuance.

(C) Prior to the issuance of any Securities, the Board of Directors of the Company, and any committee thereof to the extent that the authority of the Board of Directors of the Company has been delegated thereto (collectively, the “Board”), will have taken or caused to be taken all necessary corporate action to establish the terms and to approve the issuance and offering of such Securities and related matters, including, with respect to any shares of Common Stock or series of Preferred Stock, the consideration therefor (not less than par value), and with respect to any series of Preferred Stock, the designation of the relative rights, preferences, and limitations of such Preferred Stock.

(D) Each issuance of Securities and the terms of such Securities will comply with the Certificate of Incorporation, the Bylaws, the corporate action approving such issuance, all applicable law, all instruments binding on the Company, and any requirement or restriction imposed by any court or governmental body having jurisdiction over the Company.

(E) The Registration Statement and any amendments thereto (including post-effective amendments) will have become effective, will be effective, and will comply with all applicable laws, rules, and regulations at the time the Securities are offered or issued.

(F) A prospectus supplement (each a “Prospectus Supplement”) will have been prepared and filed with the Commission describing the Securities offered thereby and will comply with all applicable laws, rules, and regulations at the time the Securities are offered or issued.

(G) The Securities will be issued, offered, and sold in the manner contemplated by the Registration Statement, including the applicable Prospectus Supplement.

(H) If applicable, a definitive purchase, underwriting, or similar agreement with respect to any Securities to be issued (each a “Purchase Agreement”) will have been duly authorized, executed, and delivered by the Company and each other party thereto, and the Securities will be sold in accordance with the provisions of such Purchase Agreement.

First Citizens BancShares, Inc.

August 14, 2024

(I) The Company is and will remain duly organized, validly existing, and in good standing under applicable state law.

(J) There shall not have occurred any change in law affecting the validity or binding nature of the Securities.

(K) The Deposit Agreement, Subordinated Debt Securities and Subordinated Debt Indenture, Senior Debt Securities and Senior Debt Indenture, Warrants and Warrant Agreements, Purchase Contract Agreements and Units and any agreements governing the Units (the “Unit Agreements”) will be governed by the internal laws of the State of New York.

Based upon and subject to the foregoing and the further assumptions, limitations, and qualifications hereinafter expressed, it is our opinion that:

1. With respect to any shares of Common Stock: upon (i) the Company’s receipt of payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement and (ii) either (x) the countersigning of the certificate representing the shares of Common Stock by a duly authorized signatory of the registrar for Common Stock or (y) the book entry of such shares by the transfer agent for Common Stock, such shares of Common Stock will be validly issued, fully paid, and nonassessable.

2. With respect to any shares of any series of Preferred Stock: upon (i) the Company’s proper adoption and filing with the Secretary of State of the State of Delaware of a certificate of designation relating to such series of Preferred Stock, (ii) the Company’s receipt of payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement and, in the case of any shares of Preferred Stock underlying Depositary Shares, in accordance with any applicable Deposit Agreement, and (iii) either (x) the countersigning of the certificate representing the shares of Preferred Stock by a duly authorized signatory of the registrar for Preferred Stock or (y) the book entry of such shares by the transfer agent for Preferred Stock, such shares of Preferred Stock will be validly issued, fully paid, and nonassessable.

3. With respect to any Depositary Shares: when (i) the Deposit Agreement has been duly authorized, executed and delivered by each party thereto, (ii) Depositary Shares have been duly issued and delivered against payment therefor in accordance with any applicable Purchase Agreement and any applicable Deposit Agreement, and (iii) shares of Preferred Stock have been delivered in accordance with the Deposit Agreement, such Depositary Shares will be validly issued and will entitle the holders of such Depositary Shares to the rights specified in the Deposit Agreement and the Depositary Receipts.

4. With respect to any Subordinated Debt Securities: when (i) Subordinated Debt Securities have been duly executed, authenticated, and delivered in accordance with the terms of the Subordinated Debt Indenture and (ii) the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement, such Subordinated Debt Securities will constitute valid and binding obligations of the Company.

5. With respect to any Senior Debt Securities: when (i) the applicable Senior Debt Indenture has been (x) duly authorized, executed, and delivered by each party thereto and (y) duly qualified under the Trust Indenture Act of 1939, as amended, (ii) such Senior Debt Securities have been duly executed, authenticated and delivered in accordance with the terms of such Senior Debt Indenture, and (iii) the Company receives payment of the consideration approved by the Board and as specified in any applicable Purchase Agreement, such Senior Debt Securities will constitute valid and binding obligations of the Company.

First Citizens BancShares, Inc.

August 14, 2024

6. With respect to any Warrants, when (i) the applicable Warrant Agreement has been duly authorized, executed, and delivered by each party thereto, (ii) such Warrants have been issued in accordance with the terms of the applicable Warrant Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Warrant Agreement and any applicable Purchase Agreement, such Warrants will constitute valid and binding obligations of the Company.

7. With respect to any series of Purchase Contracts, when (i) the applicable Purchase Contract Agreement has been duly authorized, executed, and delivered by each party thereto, (ii) such Purchase Contracts have been issued in accordance with the terms of the applicable Purchase Contract Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Purchase Contract Agreement, such Purchase Contracts will constitute valid and binding obligations of the Company.

8. With respect to any Units, when (i) the applicable Unit Agreement has been duly authorized, executed, and delivered by each party thereto, (ii) such Units have been issued in accordance with the terms of the applicable Unit Agreement, and (iii) the Company receives payment of the consideration approved by the Board and as specified in the applicable Unit Agreement and any applicable Purchase Agreement, such Units will constitute valid and binding obligations of the Company.

We express no opinion as to any matter other than as expressly set forth above, and no opinion, other than the opinions given herein, may be inferred or implied herefrom. Our opinions expressed herein are subject to (i) the effect of applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and similar laws affecting the enforcement of creditors’ rights generally, (ii) the effect of general principles of equity (regardless of whether considered in a proceeding in equity or at law), which may, among other things, deny rights of specific performance, and (iii) public policy considerations that may limit the rights of parties to obtain certain remedies. We express no opinion with respect to (a) any provision for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums, or other economic remedies to the extent deemed to constitute a penalty, (b) any provision purporting to waive, or to reconstitute terms to avoid, a claim or defense of usury, (c) any provision permitting, upon acceleration of any Subordinated Debt Securities or Senior Debt Securities, collection of that portion of the stated principal amount thereof which might be determined to constitute unearned interest thereon, (d) any provision purporting to excuse a party for liability for its own acts, (e) any provision purporting to make void any act done in contravention thereof, (f) any provision purporting to authorize a party to act in its sole discretion or provide that determination by a party is conclusive, (g) any proxy, power, or trust, (h) any provision for exclusivity, election, or cumulation of rights or remedies, (i) any provision purporting to authorize a party to act in its sole discretion or to provide that determination by a party is conclusive, (j) any waiver of claims, defenses, rights granted by law, notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury, or other procedural rights, (k) any provision requiring payment of attorneys’ fees, (l) any provision for the indemnification of or contribution to a party with respect to a liability where such indemnification or contribution is contrary to applicable law or public policy, (m) any provision purporting to effect waivers of constitutional, statutory or equitable rights or the effect of

First Citizens BancShares, Inc.

August 14, 2024

applicable laws, (n) any provision providing for arbitration, (o) any provision permitting the exercise, under certain circumstances, of rights without notice or without providing opportunity to cure failures to perform. (p) any grant of setoff rights, (q) any provision requiring waivers or amendments to be made only in writing, (r) any provision prohibiting, restricting, or requiring consent to the assignment or transfer of any right or property, (s) any consent to, or restriction upon, governing law, jurisdiction of courts, venue of actions, means of service of process, arbitration, or judicial relief, (t) any provision regarding severability, or (u) any provision to the extent it requires that a claim with respect to a security denominated other than in U.S. dollars (or a judgment in respect of such a claim) be converted into U.S. dollars at a rate of exchange at a particular date, to the extent applicable law otherwise provides.

The opinions expressed herein are limited to matters governed by the Delaware General Corporation Law and, with respect to our opinions expressed in paragraphs 3, 4, 5, 6, 7, and 8 above, the laws of the State of New York, and no opinion is expressed herein as to the laws of any other jurisdiction. Opinions involving matters arising under the laws of the State of New York are given by lawyers in our firm who are licensed to practice in that jurisdiction. The opinions expressed herein do not extend to compliance with federal or state securities laws relating to the offer or sale of the Securities, and we express no opinion with respect to any law, rule, or regulation that is applicable to any Deposit Agreement, Subordinated Debt Indenture, Senior Debt Indenture, Warrant Agreement, Unit Agreement, or Purchase Contract Agreement or to the transactions contemplated thereby, solely because such law, rule, or regulation is part of a regulatory regime applicable as a result of the specific assets or business operations of any such party.

We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to all references to us in the Registration Statement and any amendment thereto. Such consent shall not be deemed to be an admission that our firm is within the category of persons whose consent is required under Section 7 of the Act or the regulations promulgated pursuant to the Act.

Our opinions herein are expressed as of the date hereof, and we undertake no obligation to advise you of any changes in applicable law or any other matters that may come to our attention after the date hereof that may affect our opinions expressed herein.

Sincerely yours,

/s/ Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P.

SMITH, ANDERSON, BLOUNT, DORSETT,
MITCHELL & JERNIGAN, L.L.P.